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Exhibit 5.1

GIBSON, DUNN & CRUTCHER LLP
 LAWYERS

A REGISTERED LIMITED LIABILITY PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

1050 Connecticut Avenue, N.W., Washington, D.C. 20036-5306
(202) 955-8500
www.gibsondunn.com

                        , 2005

Direct Dial (202) 955-8500	Client Matter No. 03596-00022
Fax No. (202) 530-9569
FLYi, Inc. 45200 Business Court Dulles, Virginia 20166
  Re:
  FLYi, Inc.
  Registration Statement on Form S-3

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 (the "Registration Statement"), of FLYi, Inc., a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering of up to 8,284,127 shares of the Company's common stock, par value $0.02 per share (the "Common Stock") by certain holders of the Common Stock and of non-interest bearing promissory notes (the "Notes") convertible into Common Stock (the "Conversion Shares").

        We are familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Common Stock. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

        In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents, and (v) that such documents are binding on all persons (other than the Company) signing such documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

        On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the Common

Stock subject to the Registration Statement is or, in the case of the Conversion Shares, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

        The foregoing opinions are subject to the following exceptions, qualifications and limitations:

          A.    We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the "DGCL"). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions indicated in the prior sentence. This opinion is limited to the effect of the current state of the DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts.

          B.    We express no opinion regarding the effectiveness of provisions relating to indemnification, exculpation or contribution to the extent that such provisions may be held unenforceable as contrary to public policy.

        We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name on the cover of the Registration Statement and under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                        Very truly yours,

                        /s/ Gibson, Dunn & Crutcher LLP

                        GIBSON, DUNN & CRUTCHER LLP

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  Exhibit 5.1